CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
 FIRM

We consent to the use in this Registration Statement on Form N-1A of our report dated February
13, 2017, with respect to the financial statements and financial highlights of Stock Dividend
Fund, Inc. which is included in such Post-Effective Registration Statement Amendment No 18., and to the use of our name and the statement with respect to us, as appearing in Part B to the
Registration Statement under the heading "Other Service Providers" in the Statement of
Additional Information.

/s/ PMB Helin Donovan, LLP


Dallas, Texas
February 13, 2017